OPTION AGREEMENT


            THIS OPTION AGREEMENT (this "AGREEMENT") is made and entered into on this 18th day of March, 1998 by and between Dynamic Materials Corporation, a Delaware corporation ("DMC"), and Spin Forge, LLC, a California limited liability company ("OWNER").

                                   RECITALS

            This Agreement is made with respect to the following facts:

            A. Owner owns the real property (the "OWNED LAND") located in Los Angeles County, California with a street address of 1700 East Grand Avenue, El Segundo, California 90245 and more particularly described on EXHIBIT A attached hereto and by this reference made part hereof. The Owned Land, together with all appurtenant easements and other appurtenances thereto, and together with all buildings, structures, and other improvements located thereon and all fixtures attached thereto (collectively, the "BUILDING") is referred to herein collectively as the "PROPERTY."

            B. The Property is currently subject to that certain Operating Lease dated as of an even date herewith (the "OPERATING LEASE"), between Owner and DMC, providing for the lease by DMC from Owner of the Owned Land and the Building.

            C. DMC is interested in obtaining an option to purchase the Property, and Owner is willing to grant such an option to DMC, on and subject to the terms and conditions set forth in this Agreement.

            D. DMC and Owner are entering into this Agreement in connection with that certain Asset Purchase Agreement (the "PURCHASE AGREEMENT") dated as of an even date herewith and which they are entering into concurrently with this Agreement. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings ascribed in the Purchase Agreement.

                                   AGREEMENT

            In consideration of the payment by DMC to Owner of the Option Fee (as defined herein), and in consideration of the promises and agreements of the parties set forth herein, the sufficiency of which is hereby acknowledged by both Owner and DMC, Owner and DMC do hereby promise and agree as follows:

            1. OPTION. Owner hereby grants to DMC an exclusive option (the "OPTION") to purchase the Property on the terms and subject to the conditions set forth in this Agreement.

                  A. OPTION FEE. In consideration for the exclusive right granted hereby to DMC to purchase the Property pursuant to the terms set forth herein, DMC shall,



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            simultaneously with the full execution of this Agreement, pay to
            Owner Ten Thousand Dollars ($10,000) (the "OPTION FEE"). The Option Fee shall be fully earned by Owner upon the execution of this Agreement. In no event shall any portion of the Option Fee be refundable to DMC.

                  B. TERM. The term of the Option (the "TERM") shall commence on the date hereof and shall expire upon the termination of the Operating Lease.

                  C. TIME OF EXERCISE. The Option may be exercised by DMC at any time after June 30, 1998 and until the expiration of the Term.

                  D. PROCEDURE FOR EXERCISE. The Option may be exercised during the time specified in Section 1(C) by delivering to Owner a written notice of exercise (the "EXERCISE NOTICE") during that time stating that DMC has exercised the Option.

            2.    PURCHASE PRICE.

                  A. CALCULATION OF PURCHASE PRICE. The purchase price for the
            Property upon the exercise of the Option (the "PURCHASE PRICE") shall equal $2,880,000 (the "UNADJUSTED PRICE") minus the Prepayment Discount, if any; provided, however, that in the event the Option is exercised after January 1, 2002, the Purchase Price shall be equal to the fair market value (as determined pursuant to the procedure set forth in Article 1, Section C of the Operating Lease) of the Property at the time the Option is exercised, provided that in no event shall the Purchase Price be less than $2,880,000 and provided further that in the event the Option is exercised before January 1, 2002, but the purchase of the Property is not closed due to the default of the Owner, Purchaser shall be entitled to purchase the property at the Purchase Price in effect at the time of the original exercise, provided that the purchase of the Property is closed within a reasonable period of time after Owner has cured such default.

                  B. DEFINITIONS. As used herein, the following terms shall have the following meanings:

                        (1) The term "PREPAYMENT DISCOUNT" shall mean an amount
                  equal to fifty percent (50%) of the result of {(a) minus (b)}, where (a) is the outstanding principal amount on the Dover Note on the Prepayment Date and (b) is the amount of principal actually paid on the Prepayment Date in order to repay the entire balance of the Dover Note on the Prepayment Date.




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                        (2) The term "PREPAYMENT DATE" shall mean the date on
                  which Owner prepays the Dover Note in full.

                        (3) The term "DEBT" shall mean the amount of principal
                  and interest outstanding under the Master Promissory Note.

                  C. REDUCTION FOR ASSUMED LIABILITIES. In the event that DMC assumes or otherwise relieves or releases, directly or indirectly, Owner from Owner's obligations under the Dover Note prior to the full satisfaction by Owner of such obligations, the Purchase Price shall be reduced by the amount of such assumption or the amount of liability under the Dover Note from which Owner is otherwise relieved or released.

            3. DOCUMENTS RECEIVED BY DMC. DMC hereby acknowledges that, as of the date of this Agreement, DMC has received copies of the following documents:

                  A.    The Land Title Survey of the Property prepared by Gary
                        J. Olsen, dated June 27, 1997 (the "SURVEY").

                  B. The Owner's Policy of Title Insurance Number 7130117X49 covering the Property dated effective February 26, 1998 issued by Chicago Title Insurance Company to Owner; and Owner's Policy of Title Insurance Number 9632400-8 covering the Property dated effective December 11, 1996 issued by First American Title Insurance Company (the "CURRENT POLICY").

            4. OWNER'S AFFIRMATIVE OPERATING COVENANT. During the Term and, if the Option is exercised by DMC, until consummation of the transactions contemplated by the Option (the "CLOSING") or termination of this Agreement, Owner shall operate, maintain, and repair the Property in a manner required under the Operating Lease.

            5. OWNER'S NEGATIVE OPERATING COVENANT. During the Term and, if the Option is exercised by DMC, until the Closing or termination of this Agreement, Owner shall not, without the prior written consent of DMC, which consent shall not be unreasonably withheld, sell, convey, option, lease, or otherwise cloud title to the Property, or any portion thereof, or contract to do any of the foregoing.

            6. TITLE. Title to the Property shall be subject to the following matters:

                  A. The lien for general real property taxes, general assessments, and all installments of special assessments against the Property for the year of Closing and all subsequent years.





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                  B.    The matters set forth in the Current Policy.

                  C. Any and all matters accepted or deemed accepted by DMC pursuant to PARAGRAPH 8 of this Agreement.

The foregoing title exceptions are hereinafter together called the "PERMITTED EXCEPTIONS."

            7. TITLE COMMITMENT. Owner shall, within 10 days after its receipt of the Exercise Notice, furnish to DMC a preliminary title insurance report in favor of DMC (the "PRELIMINARY REPORT") from a title insurance company reasonably acceptable to both Owner and DMC (the "TITLE COMPANY") showing title to the Property to be vested in Owner. The Title Company shall deliver to DMC copies of all recorded instruments referred to in the Preliminary Report.

            8.    TITLE MATTERS.

                  A. OBJECTION BY DMC. Within 10 days after DMC's receipt of the
            Preliminary Report, DMC may give Owner notice of all title defects shown therein which are not Permitted Exceptions under any of PARAGRAPHS 6A through 6B and which are not accepted by DMC as Permitted Exceptions (the "NEW EXCEPTIONS"). Any and all New Exceptions affecting all or any portion of the Property disclosed by the Preliminary Report (as exceptions, requirements, or otherwise) which are not objected to by notice from DMC to Owner given within such period, shall be deemed accepted by DMC and shall constitute Permitted Exceptions.

                  B. OWNER'S OPTION TO CURE. In the event DMC gives Owner timely notice of DMC's objection to any New Exceptions shown by the Preliminary Report, Owner shall have the right to cure such New Exceptions; provided that Owner shall not be obligated hereby to cure any such New Exceptions or to incur any expense in connection with any such cure. For purposes hereof, a New Exception shall be deemed cured if (i) the Title Company deletes the New Exception from the Preliminary Report or (ii) the Title Company undertakes in writing to add a provision to the Owner's Policy obligating the Title Company, within the limits of such Owner's Policy, to protect DMC against loss or damage incurred on account of such New Exception.

                  C. TERMINATION BY DYNAMIC. If each of the New Exceptions
            objected to by DMC has not been cured prior to the date of the Closing, DMC shall have the right, as its sole and exclusive remedy, to be exercised by written notice given to Owner at or prior to the Closing, to either: (i) terminate this Agreement; (ii) waive its objection to such New Exceptions and accept the same as Permitted Exceptions;






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


            or (iii) reduce the Purchase Price by a reasonable amount to reflect the value of the New Exception as mutually agreed by Owner and DMC, provided that Owner and DMC shall have no obligation to agree on such amount. In the event DMC does not notify Owner of its decision to terminate, reduce the Purchase Price or waive within such period of time, DMC shall be deemed to have waived its objection to such New Exceptions and to have accepted such New Exceptions as Permitted Exceptions. In the event that this Agreement is terminated by DMC pursuant to this PARAGRAPH 8C, both parties shall thereupon be relieved of all further obligations hereunder.

            9. AS-IS SALE. During the Term, DMC has been the sole occupant of the Property and has operated the Property and conducted a portion of its business at the Property. As a result, DMC is thoroughly familiar with the condition of the Property. DMC IS NOT RELYING ON ANY REPRESENTATION, WARRANTY, WRITTEN INFORMATION, DATA, REPORT OR STATEMENT OF OWNER OR ITS AGENTS AS TO THE CONDITION OF THE PROPERTY, AND IS PURCHASING THE PROPERTY IN ITS "AS-IS" "WHERE-IS" CONDITION, WITH ALL FAULTS, BASED SOLELY UPON DMC'S KNOWLEDGE OF THE PROPERTY AND ITS OWN INDEPENDENT INSPECTION AND REVIEW OF THE PROPERTY. BY CONSUMMATING THE CLOSING, DMC SHALL BE DEEMED TO HAVE BEEN SATISFIED WITH ALL ASPECTS OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE CONDITION AND PHYSICAL ASPECTS OF THE BUILDING, THE CONDITION OF THE PROPERTY, THE AVAILABILITY OF UTILITIES AND SANITARY FACILITIES FOR DMC'S INTENDED USE OF THE PROPERTY, AND THE SUITABILITY OF THE PROPERTY FOR DMC'S INTENDED USE.

            10. PRORATIONS. General real property taxes, general assessments, and current installments of special assessments on the Property for the year of the Closing shall be prorated to the date of Closing based on the amounts paid on the Property for the year prior to the year of the Closing. All other items of income and expense for the Property shall be prorated to the date of the Closing based upon the best information available on the date of the Closing regarding the amounts payable therefor. Such prorations shall be reprorated between the parties after the Closing upon the determination of the actual amounts payable therefor.

            11. CLOSING. The purchase and sale of the Property, and each of the deliveries contemplated below, shall be consummated through an escrow (the "ESCROW") with an escrow company located in Los Angeles County that is reasonably satisfactory to Owner and DMC (the "ESCROW HOLDER"). Escrow shall be opened as soon as practicable following DMC's exercise of the Option. This Agreement, together with any escrow instructions required by the Escrow Holder to be delivered to the Escrow Holder shall constitute the Escrow Holder's instructions. Owner and DMC agree to execute and deliver to the Escrow Holder such additional and supplemental instructions; PROVIDED, HOWEVER, in the event of any conflict or inconsistency between this Agreement and any other instructions delivered to the Escrow Holder, the terms of this Agreement





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

shall govern the duties of the Escrow Holder and the rights and obligations of DMC and Owner. At the Closing:

                  A. DMC shall pay to Owner the Purchase Price in cash, by
            cancellation of the Debt (as defined in PARAGRAPH 2 of this Agreement), certified check, cashier's check, wire transfer, or other immediately available funds acceptable to Owner, or any combination of the foregoing.

                  B. Owner shall convey the Property fee simple absolute to DMC by grant deed, free and clear of all liens and encumbrances, subject only to the Permitted Exceptions.

                  C. Owner shall assign or otherwise transfer to DMC, and DMC shall assume all obligations of Owner under, any and all service, maintenance, and management agreements affecting the Property and all plans, specifications, surveys, studies, warranties, licenses, permits, certificates of occupancy, and all similar items in Owner's possession or control affecting the Property.

                  D. Owner shall obtain the unconditional commitment of the
            Title Company to issue to DMC its standard form owner's policy of title insurance (the "OWNER'S POLICY") insuring title to the Property in DMC in the amount of the Unadjusted Price, subject only to the Permitted Exceptions.

                  E. The parties shall each do or cause to be done such other matters and things as shall be necessary to consummate the Closing.

Each party shall pay (through delivery into the Escrow) one-half of any charges imposed by the Escrow Holder, Owner shall pay the premium charged by the Title Company for the Owner's Policy, and DMC shall pay all recording, documentary, and similar fees and transfer taxes incurred in connection with the Closing.

            12. SALES COMMISSIONS. Owner and DMC shall each indemnify the other and hold the other harmless against any and all claims for commissions, fees, or other compensation made by any real estate broker, agent, salesman, finder, or other person as a result of the sale of the Property contemplated herein on account of any implied or express commitment or undertaking to pay such a commission made by the indemnifying party.

            13. NO ASSIGNMENT. This Agreement shall be binding and effective on and inure to the benefit of the successors and assigns of the parties hereto. Neither party shall, without the prior written consent of the other party, assign or otherwise transfer or encumber this Agreement or any interest of either party herein; provided that DMC may assign this Agreement, without the prior





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written consent of Owner, to any entity controlling, controlled by, or under common control with DMC.

            14. RECORDING. Owner and DMC shall, promptly upon the request of either of them, execute a short form memorandum of this Agreement, in form and substance acceptable to both Owner and DMC and suitable for recording, and, at the option of either party, may file such memorandum for recording in the real property records of Los Angeles County, California.

            15. SPECIFIC PERFORMANCE. The parties agree that it is impossible to measure in money the damages which will accrue to DMC by reason of a failure by Owner to perform any of the obligations as set forth in this Agreement. Accordingly, Owner agrees that DMC may have specific performance of this Agreement in any court of competent jurisdiction. Furthermore, if DMC or any successor-in-interest institute any action or proceeding to enforce the provisions of this Agreement, any person (including Owner) against whom such action or proceeding is brought hereby waives the claim or defense therein that DMC or any successor-in-interest has an adequate remedy at law.

            16. ATTORNEYS' FEES. In the event that a law suit is brought to enforce or interpret all or any portion of this Agreement, the prevailing party in such suit shall be entitled to recover, in addition to any other relief available to such party, reasonable costs and expenses, including, without limitation, attorneys' fees, incurred in connection with such suit.

            17. NOTICES. All notices provided for herein shall be in writing and shall be deemed given to a party when a copy thereof, addressed to such party as provided herein, is actually delivered by personal delivery, by overnight courier service, by successful facsimile transmission, or by certified or registered mail, return receipt requested, to the address of such party. All notices to Owner shall be addressed to Owner at the following address and facsimile number or such other address and facsimile number of which Owner gives DMC notice hereunder:

If to Owner:      Spin Forge, LLC
                  1700 East Grand Avenue
                  El Segundo, California  90245
                  Attention:  Joseph Allwein
                  Telephone:  (310) 640-8099
                  Facsimile:  (310) 640-8599

With a copy to:   Wolf, Rifkin & Shapiro, LLP
                  11400 West Olympic Boulevard
                  Ninth Floor
                  Los Angeles, California  90064-1565
                  Attention:  Richard S. Grant, Esq.






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

                  Telephone:  (310) 478-4100
                  Facsimile:  (310) 479-1422

All notices to DMC shall be addressed to DMC at the following address and facsimile number or such other address and facsimile number of which DMC gives Owner notice hereunder:

If to DMC:        Dynamic Materials Corporation
                  551 Aspen Ridge Drive
                  Lafayette, Colorado  80026
                  Attention:  Richard Santa
                  Telephone:  (303) 604-1897
                  Facsimile:  (303) 665-5700

With a copy to:   Davis, Graham & Stubbs LLP
                  Suite 4700
                  370 Seventeenth Street
                  Denver, Colorado  80202
                  Attention:  David Bartlett
                  Telephone:  (303) 892-9400
                  Facsimile: (303) 892-7400

            18. GOVERNING LAW AND VENUE. The validity and effect of this Agreement shall be determined in accordance with the laws of the State of California (without regard to its conflict of law doctrine) and the venue for any action to enforce or interpret this Agreement shall be in a court of competent jurisdiction located in the State of Colorado and each of the parties consents to the jurisdiction of such court in any such action or proceeding and waives any objection to venue laid therein.

            19. SURVIVAL. This Agreement and all obligations provided herein shall, to the extent not fully satisfied and performed by or through the Closing, survive the Closing and the conveyance of title to the Property.

            20. COMPUTATION OF TIME. If any event or performance hereunder is scheduled or required to occur on a date which is on a Saturday, Sunday, or legal state or federal holiday in Denver, Colorado, the event or performance shall be required to occur on the next day which is not a Saturday, Sunday, or legal state or federal holiday in Denver, Colorado.

            21. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior commitments, understandings, warranties, and negotiations, all of which are by the execution hereof





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

rendered null and void. No amendment or modifications of this Agreement shall be made or deemed to have been made unless in writing, executed by the party or parties to be bound thereby.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates indicated below intending that it be valid and effective from and after the date first written above.

                                       DYNAMIC MATERIALS CORPORATION,
                                       a Delaware corporation



                                       By: /s/Richard Santa
                                          -------------------------------------

                                       Its: Vice-President & CFO
                                           ------------------------------------

                                       Date:  3/18/98
                                            ------------------------------------


                                       SPIN FORGE, LLC,
                                       a California limited liability company



                                       By: /s/Joe Allwein
                                          -------------------------------------

                                       Its:  President
                                           ------------------------------------

                                       Date:  3/18/98
                                            ------------------------------------



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